TITANIUMHealthcare

Pharmacogenomics | Compounding | Laboratory | Pharmacy



Business Update and Company Overview

Titanium Healthcare, Inc. (OTC: TIHC)

Our Vision

Titanium Healthcare, Inc. (OTC: TIHC) is an innovative health sciences company assembled in late 2014 with a foundation of physician and distributor shareholders. Our vision is to make meaningful changes to the healthcare industry and the quality of life for patients through our platforms of "Personalized Medicine" and "Prevention" of prescription drug abuse. We believe this vision can be accomplished by listening to physician shareholders who listen to patients.

Caution Regarding Forward-Looking Information

Safe Harbor Statement: Certain statements contained in this document and our public filings, including, without limitation, statements containing the words "believes", "anticipates", "expects", "could", "may", "plans" "estimates", "forecasts", "predicts" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others, the following: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast growth; the ability of the Company to successfully make and integrate acquisitions; existing government regulations, and changes in, or the failure to comply with government regulations; adverse publicity; competition; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; changes in healthcare plan reimbursement policies; changes in rules governing the relationship between doctors and healthcare companies; the ability to attract and retain qualified personnel; and other factors referenced in this document and our public filings.

Given these uncertainties, readers of this document and potential investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Highlights

Since summer 2014 Titanium Healthcare, Inc. has grown from one to 70 employees, raised $2.2 million in equity capital, closed acquisitions of a pharmacy and a laboratory, grew our network to 220 physician shareholders and 40 distributor shareholders, became a timely filer with the SEC, added pharmacogenomics testing and added injection kits to our product portfolio.

Titanium has built an excellent platform, which is ready to be leveraged for growth, becoming a leading public company in the healthcare industry.

The financial performance (at right) shows that compounding and pharmacogenomics have contributed revenues while other verticals (specialty drug, laboratory) are launched.

Revenues and adjusted EBITDA (profit or loss) have significantly improved each quarter.

We expect the company to be profitable in Q3 of 2015 (for the three months ended September 30, 2015) and thereafter.

Financial Performance

TITANIUM Healthcare

$ in thousands	Act Q4 2014	Act Q1 2015	Fcst Q2 2015	Fcst Q3 2015	Fcst 12M Forward	Goal 12M Future
Net Revenues						
Compounding	150	65	385	500	2,200	6,250
Specialty Drug	-	-	-	50	220	2,500
Pharmacogenomics	200	600	527	300	1,020	2,000
Laboratory	-	-	5	400	1,760	8,640
Other	54	0	3	50	220	610
	$ 404	**$ 665**	**$ 920**	**$ 1,300**	**$ 5,420**	**$ 20,000**
(Expenses)	$ (1,118)	$ (1,271)	$ (1,154)	$ (1,150)	(4,820)	(16,400)
EBITDA	$ (714)	$ (606)	$ (234)	$ 150	$ 600	$ 3,600
	-177%	-91%	-25%	12%	11%	18%
Net Income (Loss)	**$ (877)**	**$ (645)**	**$ (280)**	**$ 50**	**$ 400**	**$ 3,600**
Reconciliation of adjustments to EBITDA:						
Transaction and other cost	$ 244	$ 116	$ 96	$ 150	$ 400	$ 200
EBITDA - Adjusted	**$ (633)**	**$ (529)**	**$ (184)**	**$ 200**	**$ 800**	**$ 3,800**
# Shares Outstanding	159,516	159,516	159,516	159,516	180,000	200,000
$ Share Price (15x mult.)	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.29
% of Capacity						
Compounding	5%	2%	15%	20%	25%	50%
Specialty Drug	n/a	n/a	n/a	2%	3%	10%
Pharmacogenomics	n/a	n/a	n/a	n/a	n/a	n/a
Laboratory	n/a	n/a	1%	19%	20%	80%

Fcst and Goal exclude any benefit from mergers & acquisitions

Agenda

- Business Plan
- Outlook
- Investment Opportunity

Titanium Overview

TITANIUM Healthcare

Healthcare ancillaries and life sciences company started in summer 2014 around the principles of:
- driving innovation in healthcare to lower healthcare costs in America
- improving the quality of life for patients through our "Personalized Medicine" platform
- attacking the national epidemic of prescription pain pill abuse through our "Prevention" platform
- using a public entity as a transparent and compliant business model for stakeholders

Building a network of 1,500 physicians and distributors one conversation at a time:
- involving physicians in our platforms enables improved patient care
- physicians and distributors serve as source of innovation, education, delivery of services
- public entity provides physicians with a compliant investment opportunity

Personalized medicine platform is focused on innovation and better patient care through:
- utilizing pharmacogenomics ("PGx") tests to understand the unique makeup of each patient
- enabling physicians and pharmacists with PGx results to tailor medications for that patient
- lowering pharmacy spend by eliminating ineffective medications for that patient
- reducing hospitalization costs by targeting patients on highest risk medications (opiates, warfarin, epilepsy, cardiacs, psychotropics, etc.)
- reducing facility re-admits or "bounce backs" through tailored post-acute care solutions and chronic care management
- delivering specialty drugs for certain chronic disease states

Titanium Overview

TITANIUMHealthcare

Prevention platform focused on improved society with fewer Americans addicted to prescription pain pills through:

- utilizing PGx and urine drug toxicology ("UDT") testing to understand chronic pain and the effectiveness of oral meds on each patient

- educating physicians, facilities, clinics and pharmacies techniques to mitigate their risk and identify diversion and abuse

- offering patients, employers, payors, and physicians compounded medications as effective alternatives for orals
    - "Treat the pain, not the brain..."
    - localized solution to pain

Pharmacy and PGx operations began in October 2014, laboratory in June 2015

Currently three facilities and approximately 70 employees

Committed to improved American healthcare, quality services and innovation from a strong culture of ethics, compliance and performance

Why a Public Company

TITANIUM Healthcare

State laws, and the Federal Stark Laws, as well as the Federal anti-kickback statute, recognize public companies as the legally compliant vehicle for physician ownership and physician referral.

Stark Law Exemption Criteria

The Stark law places limitations on certain physician referrals. It prohibits physician referrals of designated health services ("DHS") for Medicare and Medicaid patients if the physician (or an immediate family member) has a financial relationship with that entity. *42 U.S.C. 1395nn.* A financial relationship includes ownership, investment interest, and compensation arrangements. *42 U.S.C. 1395nn(h)(5).*

In addition, the following five standards must be met for the purposes of compliance with the Federal anti-kickback statute:

1) Equity must be registered with the Securities and Exchange Commission
2) An investor in a position to make or influence referrals for the entity must be obtained on terms and at a price equally available to the public when trading on a registered securities exchange
3) The entity must not market or furnish the entity's items or services to passive investors differently than to non-investors
4) The entity must not loan funds to an investor who is in a position to make or influence referrals to the entity if the investor uses any part of such loan to obtain the investment interest
5) The amount of payment to an investor in return for the investment interest must be directly proportional to the amount of the capital investment of that investor



WA
OR
MT
ND
MN
ID
WY
SD
WI
MI
NY
NV
UT
CA
CO
NE
IA
PA
OH
IN
IL
KS
MO
KY
WV
VA
NC
OK
AR
AZ
NM
TX
MS
AL
GA
SC
LA
FL
EQUITY REQUIREMENTS

Each State Sets Specific Asset Requirements For Physician Ownership in a Public Company

Asset thresholds range from $0 to $50M, $75M, or $100M; based on individual state requirements.

Drivers of Growth

TITANIUM Healthcare

Prevention Platform

- Educate stakeholders to reduce healthcare costs
- Treat pain locally through compounds vs. generally by oral meds
- Prescription/Pharmacy volume from our growing network

Personalized Medicine Platform

- Use PGx to increase skills and value-add of medical providers
- Use PGx to drive meaningful improvements in patient care
- Use PGx to reduce healthcare costs (pharma, hospitalization)
- PGx testing volume from our growing network

Innovation

- Product enhancements and ideas from our growing network (R&D)
- Product and service line extensions (new panels, new indications, etc.)
- Breakthrough products (limited distribution specialty, DMEPOS, etc.)
- Our growing network used for testing, validation, proof of concept, etc.

Acquisitions

- Seeking pharmacies in Arizona, California, New Jersey, etc.
- Seeking laboratories in Arizona, California, Texas, etc.
- Seeking other businesses with strong fit to leverage or expand our network
- Solid economics to drive long term value

In 2015 we will continue to build capabilities in personalized medicine, such as innovate specialty drugs and we will continue to look for accretive merger & acquisition targets to leverage into our platform for growth.

TITANIUM Healthcare

Focus on the Prescription Drug Problem in the US


SOS

- There are 2 million+ serious adverse drug related events each year, 100,000 of which lead to death
- One of the leading causes of death in the US
- 2/3 of all patient visits result in a prescription
- Recent studies have shown 1 in 20 people reported using prescription painkillers for non-medical reasons
- The number of overdose deaths from prescription painkillers is more than double from those of heroin and cocaine combined

TREAT THE PAIN, NOT THE BRAIN

- Local versus systemic delivery drastically minimizes risk of side effects such as:
  - lethargy
  - sedation
  - lack of eye-hand coordination
  - impairment
  - dry mouth
  - constipation
  - potential for over dose

We believe the compounding pharmacy will play a substantial role in reducing prescription drug abuse by offering alternatives to oral medicines.

Compounding

Indications & Ingredients

INDICATION	INGREDIENTS
MUSCULOSKELETAL INFLAMMATION	FLURBIPROFEN
RADICULOPATHY	GABAPENTIN
FIBROMYALGIA	DICLOFENAC
TMJ	LIDOCAINE
SCAR FORMATION	BACLOFEN
WOUND CARE	KETAMINE
PERIPHERAL NEUROPATHY	CYCLOBENZAPRINE
CONVENTIONAL BURN	KETOPROFEN
POST-RADIATION BURN	FLUTICASONE
MIGRAINE	LEVOCETIRIZINE
DIABETIC NEUROPATHY	BUPIVACAINE
FAILED BACK SYNDROME	VERAPAMIL

Benefits of Compounding

- Non-Addictive
- Non-Sedating
- Minimal Adverse Side Effects
- Minimal Drug Interaction Risk
- Minimal Hepatic, Renal & GI Exposure
- Medications Not Commercially Available
- Customized Dosage

Urine Drug Toxicology Testing

- Urine toxicology is a reliable, proven test which allows physicians to make better decisions and understand the health of their patient
- Enabling physicians to prescribe drugs that will be best suited to that patient
- Testing urine saves lives and protects both patient and doctors from various risk factors which can result from making mistakes both in and out of the operating room

Know Your Patient: What's really going on?

The benefits of aggressive toxicology screening, pathology, and pharmacogenomics testing is eliminating uncertainty about clinical situations.

<u>Uncertainties such as</u>: presence/absence of unidentified and/or identified substance abuse

Take the guess work out of clinical drug response.
Know what drugs will work for certain patients in clinical situations.

Pharmacogenomics (PGx) – Genetic Testing

- PGx testing looks at the unique genetic makeup which can affect one's response to medications
- PGx helps clinicians find medications that are right for patients (personalized medicine)
- Effective patient management requires optimal drug choice and dosing strategy
- Molecular PGx testing has been proven to reduce the adverse side effects that some patients experience due to improperly metabolized pain medications
- The goal is to provide molecular PGx testing to avoid serious Adverse Drug Reactions (ADRs) and help decrease overall medical costs (most seniors are taking over 10 prescription medicines per day… ..)



Leadership

TITANIUMHealthcare

Kamran Nezami, Chairman and Chief Business Development Officer
Founder with over 25 years experience in healthcare industry, ranging from investment analysis with major wire houses Merrill Lynch, Paine Webber, UBS and Wachovia Securities, to starting, growing and operating a hospital system, a chain of pharmacies, laboratories, and others. Previously, Mr. Nezami served as Chief Executive Officer and was on the Board of Managers for Healthscripts Specialty Pharmacy, and served as Chief Executive Officer of Global Molecular Labs, LLC, a clinical laboratory, and In-Office Physician Management Services, LLC, a management services company. Mr. Nezami resigned from these positions so he could serve as the Chairman of the Board and Chief Business Development Officer for our Company. Mr. Nezami attended the University of Houston in Houston, Texas.

Chris Mashburn, COO
Founder of a large private security and outsource staffing company with 10 years of strategic merger experience. Former Captain with the Texas Highway Patrol and Detail Leader for President Bush's Executive Protection Detail. Prior to joining us, Mr. Mashburn served as CEO and President of Penfield's Office since 2006, a specialty business center tailored for the hospitality industry. Prior to that, he founded a private physical security and outsourced staffing firm in 2001, serving as President and CEO, and expanded the company's growth in the airline and commercial industries. He managed and oversaw acquisitions and mergers during his time as CEO as well as development of internal processes and controls resulting in a fully ISO 9000 compliant company. Mr. Mashburn served from 1988 to 2004 and retired as Captain from the Texas Department of Public Safety. Mr. Mashburn completed, with honors, the prestigious management course at the University of Louisville, Southern Police Institute. He attended Tarleton State University and the University of Kentucky-Louisville, majoring in Agricultural Business and Business Administration.

Debbie Woods, VP of Marketing
Ms. Woods has over 25 years of Medical Sales, business development, and marketing experience independently and with major pharmaceutical companies. She has also been involved in three successful startups. Prior to joining us, Ms. Woods served as COO, Founder and Partner, of Encompass Office Solutions, a medical and surgical services company which specialized primarily in gynecology and was the first in-office surgical company in Texas. Prior to that, she served as Surgical Sales Representative from 2004 to 2007 for Senorx, a designer, developer, and manufacturer of minimally invasive devices for diagnosis and treatment of breast cancer. From 1999 to 2004, Ms. Woods held various senior level sales positions with Novacept, Gynecare, Parke-Davis/Pfizer and Bristol-Meyers Squibb. Ms. Woods has a Bachelor in Communications from Baylor University.

Chuck Talley, CFO, Secretary and Treasurer
CPA with 15 years experience with public companies through roles with audit firm PwC. Prior to joining us, Mr. Talley held CFO, controller or external auditor positions with public companies for over 10 years, most recently as the CFO of Tandy Brands Accessories, Inc. Prior to Tandy Brands Accessories, Inc., Mr. Talley was a senior audit manager at PricewaterhouseCoopers, LLP, where he performed financial statement integrated audits for public companies such as Flowserve, EmCare, Greyhound, Stroud Energy, Craftmade International, Mission Foods, Bombay Companies, and others. Mr. Talley is skilled at building and leading finance departments under the regulatory compliance environment required for publicly traded companies. Mr. Talley received his Bachelor of Business Administration in Accounting from Sam Houston State University and has been a Texas certified public accountant since 2003.

TITANIUM Healthcare

Agenda

- Business Plan
- **Outlook**
- Investment Opportunity

Outlook

TITANIUM Healthcare

- *Revenues and adjusted EBITDA (profit or loss) have significantly improved each quarter.*
- *We expect the company to be profitable in Q3 of 2015 (for the three months ended September 30, 2015) and thereafter.*
- *If we are successful in being profitable in Q3 we will have successfully reached profitability in under 9 months of operations.*
- *The keys to profitability in Q3 will be driving compounding prescriptions and urine drug toxicology cups to our facilities*
- *We expect volume will come from existing and new distributor shareholders and non-shareholder rep groups in all verticals*
- *In Q3 and Q4 we expect to pursue specialty drug as a product line to add to our existing pharmacy capabilities*
- *We will use cash flow from operations and cash from equity invested to pay-down start-up obligations such as legal, accounting, audit, and acquisition costs*
- *Additionally, we will explore accretive merger and acquisition activity which would capitalize on our platform as a timely-filed public entity (examples might include profitable private pharmacies or specialty drug companies that want to capitalize on the benefits of an initial public offering ("IPO")*
- *We are also contemplating raising $2M to $4M of venture capital to bolster our balance sheet and provide the flexibility to accelerate our vision of owning multiple pharmacies and multiple labs, and capital expenditures to improve profitability*

TITANIUM Healthcare

Agenda

- Business Plan
- Outlook
- Investment Opportunity

Investment Overview

TITANIUM Healthcare

Diversified business model provides stability and foundation to drive total shareholder return:

- Developed portfolio of pharmacy, laboratory, pharmacogenomics and injection kits
- Geographic footprint and current investors from Arizona to New York, Michigan to Texas
- Public entity is the only business model that allows physician ownership and referrals in every state (provided financial targets achieved) including federal (i.e. Pfizer, J&J, etc.)
- Ability to quickly add new products and services through our growing network of physician shareholders

Emphasis on operational excellence drives quality and financial margins

Experienced, shareholder focused leadership team benefitting from physician shareholders as primary users of products and services, source of feedback

Growth pursued through patient and physician focus, innovation, expanding capabilities, strategic investments such as m&a (anticipating specialty drug and perhaps chronic care)

Disciplined capital allocation with emphasis on growth and total shareholder return (capital appreciation, dividends possible after financial targets exceeded)

Cash flow generation will be focused on growth initiatives and equity (retained earnings)

Why Invest Now?

Benefits to Titanium:

- Provide immediate capital to cover lab start-up costs (our UDT lab has used 6 months of operating expenses and start-up costs with revenue activity starting this week)
- Opportunity to provide discounted equity shares to motivated investor(s) who would contribute to Titanium

Benefits to investors:

- Opportunity to invest in a closed private placement (exclusive to "strategic" investors)
- Investment is in a C-Corporation (no capital calls) with only one class of shares (common stock)
- Titanium is a public entity with audited financial statements and other filings up to date with the SEC
- Company is now an "operating company" since October 1, 2014 (rather than a no revenue start-up) with four verticals generating revenue as of this week:
  - Pharmacy – primarily compounding (contracts with all major payors; 46 state licenses) through our Arlington, Texas location
  - Pharmacogenomics – we are the outsourced education function for a lab
  - Laboratory – urine drug toxicology and dermatopathology / histology through our Red Bank, New Jersey location
  - In Office Injection Kits – we are a distributor of kits that ship from manufacturer to provider facilities
- Expect to be profitable on a go forward ebitda basis in Q4 2015, sooner on an adjusted ebitda basis

What Are The Levels of Investment?

TITANIUM Healthcare

Key Terms of Investment:

- Minimum $1,500 to $25,000 at $0.10 per share (via Titanium Private Placement) – up to 20 million shares available [or $2,000,000]
- $25,000 to $50,000 at $0.07 per share (via Titanium Private Placement and Titan Partners Private Placement, all result in common shares of Titanium) – up to 13.67 million shares available
- Over $50,000 to $400,000 at $0.05 (via Titan Partners Private Placement, converts immediately to common shares of Titanium) – up to 8.2 million shares available [or $400,000]

- Investment available on first-come, first-served basis, pricing cannot be guaranteed

- Investors must be "accredited investors" as defined by SEC rule 505
    - Earned income that exceeded $200,000 (or $300,000 together with a spouse) in each of the prior two years, and reasonably expects the same for the current year;

      OR
    - Has net worth over $1 million, either alone or together with a spouse (excluding the value of the person's primary residence and any loans secured by the residence)

- Note our shares can only be purchased in a private sale between the investor and our company (i.e. we are not yet trading on NYSE or NASDAQ or an exchange)

Investment Opportunity for Accredited Investors*

TITANIUMHealthcare

TIHC provides select accredited investors an opportunity to acquire a meaningful share position in a public company:

- up to 50,000 share maximum
  - 100,000 for Key Opinion Leader ("KOL") candidates
- $5,000 maximum investment at $0.10 per share
  - $10,000 for KOL candidates

Investors could financially benefit from:

- potential dividends once financial goals met
- share price appreciation:
  - at $1.00 share price a $5,000 investment = $50,000
  - at $10.00 share price a $5,000 investment = $500,000
  - at $20.00 share price a $5,000 investment = $1,000,000

*Accredited Investor must exceed certain annual adjusted gross income ($200,000 individual, $300,000 joint) or net worth (over $1M excluding home)

Regulatory Background

Public entity is the ONLY legal and stable investment vehicle

- 36 states PROHIBIT physician ownership in private companies
- 14 states allow physicians to own up to 40% in a "60 / 40" private co., (these 14 states likely to conform to other 36)
- 60 / 40 can NEVER accept FEDERAL patients/referrals
- Many illegal or high risk investment vehicles are currently offered illegally in every state
- Regulators make an example out of physicians WHEN caught

TIHC model expected to work in all 50 states (depending on when state financial targets are met)

TIHC joins ownership interests as shareholders in a public C-corporation:


Physicians
Distributors & Reps
TIHC Management

TITANIUM Healthcare

Investor FAQs

1) What is the fair market value of the shares? We are required to state and maintain a price which estimates fair value using generally accepted valuation procedures which include known and forecasted results. We are required to update our share price whenever facts or circumstances indicate the fair value has changed. Our fair value changed from $0.05 per share to $0.10 per share upon becoming an operating company in the fall of 2014. See slide 3 of attached presentation for "Caution Regarding Forward-Looking Information"

2) Do you have a Private Placement Memorandum ("PPM") ? Yes and No. We utilize an Indication of Interest ("IOI") and a copy of our most recently filed (with SEC) financial statements. We elected this technique because most PPMs contain financial data which should be continually updated. Since we are a timely filer with the SEC all of our latest financial data is listed there including the required disclosures for significant events in the business. A copy of the IOI can be provided upon request to investors@titaniumhc.com

3) Can I purchase your shares through my broker (Scottrade, E-Trade, Merrill Lynch, etc.)? No. Our shares are currently restricted and only available through a private exchange between the company and the investor.

4) How do I invest? An investor requests and receives and IOI with the offered amount of shares and the price. The IOI is completed and the investor submits a check or ach for funding. Investors will receive confirmation of receipt of funding, be added to our shareholder distribution listing, and receive share certificate as evidence of ownership.

Investor FAQs

TITANIUM Healthcare

5) Will I be subject to capital calls? No, as a C-Corporation, investors will never receive or be expected to fund capital requests.

6) What level of transparency will I have in finances? We are required to report our results to the SEC on a quarterly basis, within 75 days after quarter end, and to report audited financial statements within 90 days after year end (by March 31st each year). Our current auditor is BDO, LLP, the fifth largest registered independent accounting firm.

7) What is the tax treatment for my investment? Exactly as it would be for any common equity you own in a publicly traded company. You will not receive any annual tax statements from the company (form K-1 for example). Upon sale or disposition of the security an investor would expect a capital gain or capital loss, which taxation will depend on whether held more than 12 months (long term versus short term) and type of account used to fund the investment (personal, brokerage, versus IRA).

8) Can I use my IRA to fund this investment? Maybe. If your IRA is a "Self-Directed IRA" which permits investments in private placements, then yes. If you do not have this set-up, it generally takes 45-75 days to set it up and fund.

9) Does the stock pay a dividend? No. As an early life-cycle company, we expect to use our capital to fund growth and improve operations and contribute to profitability. We also seek to retain assets to the $100 million level so we can qualify for all of the benefits of a public entity in relation to healthcare regulations.

Investor FAQs

TITANIUM Healthcare

10) What are the risk factors associated with investing in your company and industry? Our risk factors are disclosed at least annually and updated quarterly as circumstances merit. Our most recent risk factors are included on pages 4 – 9 of our Form 10-K at http://www.sec.gov/Archives/edgar/data/1474266/000147793215001965/tihc_10k.htm

11) What is my exit strategy for the investment? Our investors are required by securities rules to hold the investment for at least 12 months. At the expiration of that holding (restriction) period, an investor can freely trade their shares. We are currently not actively trading on an active exchange such as NASDAQ or NYSE. We are listed on the pink sheets and we have elected to spend our time executing our business plan first, creating a profitable company. Upon being profitable and with the guidance of experienced investment bankers, we expect to uplist to an exchange and make shares available through and initial public offering ("IPO"). Between now and IPO, an investor is cautioned there is no market maker, therefore, no demand for the shares outside of the private placement sales driven by the officers of the company. Upon IPO, an investor would be expected to sell or liquidate approximately 20% of his or her shares and retain 80%. The IPO price will be dictated by a number of market factors which we cannot predict at this time. Upon IPO, an investor would receive proceeds for the 20% sold and the investor would have the right to sell the remaining 80% of the shares in accordance with provisions of other publicly traded companies coming off an IPO.

12) When do you expect to IPO? It's too early to tell. Once we've achieved sustainable profitability we will consult with the appropriate financial advisors.

Investor FAQs

TITANIUM Healthcare

13) What happens if the company and my investment fail? An investor might be able to deduct capital losses (up to IRS limitations), depending on his or her unique facts and circumstances.

14) How much capital have you raised through the private placement to date? A little over $2 million, across 32.5 million shares as of June 15, 2015.

15) How many shares are outstanding? A little over 166.4 million as of June 15, 2015.

16) What is the employee ownership and amounts invested? In March 2015 employees funded over $525,000 to purchase shares. As of June 15, 2015 employees own 18.0 million shares.

17) How is your recent financial performance? Improving. Our revenues in Q1 2015 (3 months ended March 31, 2015) were $665,000, up from $348,000 in Q4 2014; our revenues in Q4 2014 and Q1 2015 only included revenues from pharmacy and pharmacogenomics. In late Q2 2015 (three months ending June 30, 2015) we expect to add revenues from injection kits and toxicology laboratory. In Q1 2015 our net loss was $645,000 which included significant non-recurring start-up costs such as acquiring our laboratory (legal, accounting, diligence, employees, equipment, testing, etc.) and injection kits (employees, marketing, etc.).

Investor FAQs

TITANIUM Healthcare

18) What is your business plan? Our business plan is to become a premier healthcare ancillaries and life sciences company. The immediate focus of our plan is on prevention of prescription drug fraud, waste, and abuse through an offering of business and educational resources to combat the problem. In addition, we intend to focus on personalized medicine through innovation and responsible delivery to improve patient outcomes. We believe that each of our proposed business verticals play a substantial role in the prevention of prescription drug fraud, waste, and, abuse. The compounding pharmacy offers alternatives to oral medicines; the urine drug toxicology laboratory is tantamount to monitoring the use of oral pain medicines and thus offering more control to prescribing physicians, and pharmacogenomic reporting allowing physicians more decision making tools in prescribing the proper medicines and dosages to their patients. We acquired our first pharmacy, Preferred Rx, LLC ("Preferred Rx"), located in Arlington, Texas, on September 30, 2014, where we fill individual patient prescriptions. We plan to acquire, develop, and operate additional pharmacies and laboratories in various states across the United States, including, but not limited to Arizona, California, Connecticut, Georgia, Illinois, Maryland, Massachusetts, New Jersey, New York, Ohio, Texas, and Virginia. We will continue to look for ways to expand our "prevention platform" by including other services and products that play a role in the prevention of prescription drug waste. Specifically, these services include pharmacy tracking software and single use injection kits. Our business plan also includes building a network of physicians, other providers, and distributors that can collaborate in the delivery of quality healthcare. In the future, we anticipate entering additional business lines of healthcare related services such as dermatopathology/histopathology laboratories, nutraceuticals, cosmeceuticals, pathology laboratories, risk factor testing, surgical hardware, biologics, specialty drugs, and other lines devoted to the improvement of patient care.

Investor FAQs

TITANIUM Healthcare

19) How many employees and facilities do you have? As of June 15, 2015 we have 70 employees (45 call center; 15 clinical; 10 corporate); our pharmacy is located in Arlington, Texas; our laboratory is located in Red Bank, New Jersey; and our headquarters is in Dallas, Texas.

20) Who are your competitors specific to offering an investment opportunity to physicians? 16 states allow physicians to own in certain healthcare companies, typically up to 40% and refer non-federal volume into those businesses (provide appropriate state disclosure and other requirements are met). We have focused on offering our investment in the other 34 states. We consider being a public entity to be an advantage over the 40% models since an appropriately sized public entity (over $75 million in equity) can accept federal volume (provided other ownership level and disclosure thresholds are met). Any other public company in our industry could be a competitor with the smaller companies usually carrying the most risk and potential for return on investment, while the largest and most stable companies have the least variability in share price gain and often pay a 4-6% annual dividend. We consider our model to be a unique alternative to the 40% model or the large public company model.

TITANIUM Healthcare

Questions or More Information?

Website: www.titaniumhc.com

Click to View SEC Filings

Email:
investors@titaniumhealthcare.com

Click to View Exchange Listing

Call: 469-606-4520

Visit: 2100 McKinney Ave., Suite 1780 Dallas, TX 75201